 Exhibit 10.1

AMENDMENT NO. 5
TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 5 (this “Amendment”), dated as of May 20, 2021, to the Investment Management Trust Agreement (as defined below) is made by and between Trident Acquisitions Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of May 29, 2018, as amended pursuant to that certain Amendment No. 1 to the Trust Agreement dated as of November 27, 2019, that certain Amendment No. 2 to the Trust Agreement dated as of May 29, 2020, that certain Amendment No. 3 to the Trust Agreement dated August 31, 2020, and that certain Amendment No. 4 to the Trust Agreement dated December 1, 2020 (as amended, the “Trust Agreement”); and

WHEREAS, the parties desire to amend the Trust Agreement as set forth in this Amendment.

NOW THEREFORE, IT IS AGREED:

1. Section 7(c) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(j), 2(d) and 3(f) (which may only be amended with the approval of the holders of a majority of the outstanding shares of Common Stock), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Chardan. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.”

2. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

3. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

4. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 5 to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE

By:	/s/ Steve Nelson
Name:	Steve Nelson
Title:	President and Chairman

TRIDENT ACQUISITIONS CORP.

By:	/s/ Vadim Komissarov
Name:	Vadim Komissarov
Title:	Chief Executive Officer

Acknowledged, Consented to and Agreed to By:

CHARDAN CAPITAL MARKETS LLC

By:	/s/ George Kaufman
Name:	George Kaufman
Title:	Managing Director